IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.

By: ______________________
Name: Chris Hong
Title: Chief Executive Officer

CROWN BRIDGE PARTNERS, LLC

By: ______________________
Name: ______________________
Title: Member

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Note:	US$40,500.00
Aggregate Purchase Price:	US$36,500.00*

***The purchase price of $36,500.00 shall be paid within a reasonable amount of time after the full execution of the Note and related transaction documents.**